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                                       EXHIBIT 11

                                 CANTEL INDUSTRIES, INC.

                            COMPUTATION OF EARNINGS PER SHARE


                                   Three Months Ended        Six Months Ended
                                      January 31,               January 31,
                                    1998       1997          1998       1997
                                 ---------  ---------     ---------  ---------

    BASIC

Weighted average number of
  shares outstanding             4,166,322  4,071,804     4,166,322  3,981,803
                                 ---------  ---------     ---------  ---------
                                 ---------  ---------     ---------  ---------

Net income                       $ 488,000  $ 442,000     $ 781,000  $ 664,000
                                 ---------  ---------     ---------  ---------
                                 ---------  ---------     ---------  ---------

Earnings per common share           $ 0.12     $ 0.11        $ 0.19     $ 0.17
                                    ------     ------        ------     ------
                                    ------     ------        ------     ------

     DILUTED

Weighted average number of
  shares outstanding             4,166,322  4,071,804     4,166,322  3,981,803

Dilutive effect of options and
  warrants using the treasury
  stock method and the average
  market price for the period      229,367    287,042       222,648    358,008
                                 ---------  ---------     ---------  ---------

Weighted average number of
  shares and common stock
  equivalents                    4,395,689  4,358,846     4,388,970  4,339,811
                                 ---------  ---------     ---------  ---------
                                 ---------  ---------     ---------  ---------

Net income                       $ 488,000  $ 442,000     $ 781,000  $ 664,000
                                 ---------  ---------     ---------  ---------
                                 ---------  ---------     ---------  ---------

Earnings per common share           $ 0.11     $ 0.10        $ 0.18     $ 0.15
                                    ------     ------        ------     ------
                                    ------     ------        ------     ------